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                                                                    EXHIBIT 99.1



    CERTIFICATION OF JOE G. BROOKS, CHAIRMAN, CO-CHIEF EXECUTIVE OFFICER AND
        PRESIDENT OF ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the annual report on Form 10-K (the "Form 10-K") for the year ended December 31, 2002 of Advanced Environmental Recycling Technologies, Inc. (the "Issuer").

I, Joe G. Brooks, the chairman, co-chief executive officer and president of Issuer, certify that, to the best of my knowledge:

        (i) the Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

        (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Issuer.


Dated: April 11, 2003
                                         /s/ Joe G. Brooks
                                         ----------------------------
                                         Joe G. Brooks
                                         Chairman, Co-chief executive
                                         officer and President